UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-33393	94-3306718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue, Seventh Floor, Suite 750, Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 608-3008

18701 120th Avenue NE, Suite 101, Bothell, WA 98011
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 14, 2007, Northwest Biotherapeutics, Inc. (the “Company”) entered into a letter agreement with Anthony P. Deasey covering the terms of Mr. Deasey’s employment and compensation. Please see Item 5.02 below for more information regarding the letter agreement. The letter agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On September 28, 2007, the Board of Directors of the Company adopted a resolution increasing the number of directors from three to five. The Board then elected Anthony P. Deasey, 58 years of age, to the Board of Directors, increasing the current number of directors to four. The Board also approved Mr. Deasey’s appointment as Senior Vice President of Finance and Chief Financial Officer, effective October 1, 2007. Prior to being appointed as Chief Financial Officer of Northwest Biotherapeutics, from November 2000 through September 2007, Mr. Deasey served as Chief Financial Officer of Celsion Corporation, an oncology drug development company. From 1998 to 2000 he was Senior Vice President — Finance and Chief Financial Officer of World Kitchen Inc. (formerly Corning Consumer Products Inc.). He also served as Senior Vice President and Chief Financial Officer of Rollerblade Inc. from 1996 to 1998, and served as Vice President and Chief Financial Officer with Church & Dwight Co. (NYSE:CHD) from 1988 to 1995. Mr. Deasey is a Chartered Accountant who gained his early experience in the international operations of Chesebrough Ponds and Price Waterhouse.

Mr. Deasey has agreed to serve at will and will be compensated with an annual salary of $275,000. In addition to the annual salary, Mr. Deasey is also entitled to customary employee benefits and will be granted an option to purchase 769,208 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant. Mr. Deasey’s offer letter is attached hereto as Exhibit 10.1.

Item 8.01 Other Events

On October 2, 2007, the Company issued a press release announcing the appointment of Mr. Deasey as Senior Vice President of Finance and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following are filed as exhibits to this report:

10.1 Letter Agreement between the Company and Anthony P. Deasey

99.1 The Company’s Press Release dated October 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 2, 2007	NORTHWEST BIOTHERAPEUTICS, INC.
	By	/s/ Alton Boynton

Alton L. Boynton
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Letter Agreement between the Company and Anthony P. Deasey
99.1	The Company’s Press Release dated October 2, 2007.